UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2017 (July 20, 2017)

Reed’s Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32501	35-2177773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13000 South Spring Street, Los Angeles, California 90061

(Address of principal executive offices and zip code)

Not applicable

(Former name or former address if changed since last report)

Registrant’s telephone number, including area code: (310) 217-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On July 19, 2017, the board of directors of Reed’s, Inc., a Delaware corporation (the “Company”) established Friday, September 29, 2017 as the date of the Company’s 2017 Annual Meeting of Stockholders (the “2017 Annual Meeting”). The 2017 Annual Meeting will be held September 29, 2017 at the Company’s headquarters located at 13000 South Spring Street, Los Angeles, California 90061 at 10:00 a.m.

Stockholders of the Company who wish to have a proposal considered for inclusion in the Company’s proxy materials for the 2017 Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must ensure that such proposal is received by Judy Holloway Reed, the Company’s Secretary, at 13000 South Spring Street, Los Angeles, California 90061 or via email at jreed@reedsinc.com, on or before the close of business on July 31, 2017, which the Company has determined to be a reasonable time before it expects to begin to print and send its proxy materials. Any such proposal must also meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission in order to be eligible for inclusion in the proxy materials for the 2017 Annual Meeting. The July 31, 2017 deadline will also apply in determining whether notice of a shareholder proposal is timely for purposes of exercising discretionary voting authority with respect to proxies under Rule 14a-4(c) of the Exchange Act.

In addition, in accordance with the requirements contained in the Company’s Bylaws, stockholders of the Company who wish to bring business before the 2017 Annual Meeting outside of Rule 14a-8 of the Exchange Act or to nominate a person for election as a director must ensure that written notice of such proposal (including all of the information specified in the Company’s Bylaws) is received by the Company’s Chief Financial Officer at the address specified above no later than the close of business on July 31, 2017. Any such proposal must meet the requirements set forth in the Company’s Bylaws in order to be brought before the 2017 Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REEDS, INC.,
a Delaware corporation

Dated: July 20, 2017	By:	/s/ Daniel Miles
Daniel Miles,
Chief Financial Officer